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                                                                     Exhibit 10

                    MANUFACTURING AND DISTRIBUTION AGREEMENT

         This Manufacturing and Distribution Agreement (hereinafter referred to as this "Agreement") is executed this 5th day of January, 1999 by and among Rystan Company, Inc., a New Jersey corporation having a place of business at 47 Center Street, Little Falls, New Jersey 07424 (hereinafter referred to as "Rystan"), Integra LifeSciences Corporation, a Delaware corporation having a place of business at 105 Morgan Lane, Plainsboro, New Jersey 08536, and its subsidiaries including Rystan (collectively hereinafter referred to as "Integra), Healthpoint, Ltd., a Texas limited partnership having a place of business at 2600 Airport Freeway, Fort Worth, Texas 76111 (hereinafter referred to as "Healthpoint"), and DPT Laboratories, Ltd., a Texas limited partnership having a place of business at 307 E. Josephine Street, San Antonio, Texas 78215 (hereinafter referred to as "DPT").

RECITALS:

A. Integra, Rystan and Healthpoint have entered into that certain Purchase Agreement of even date herewith (the "Purchase Agreement") pertaining to, among other things, the acquisition by Healthpoint of certain assets of Seller, including Panafil(R) Ointment (sometimes referred to as Panafil Green Ointment) and Panafil(R) White Ointment, together with all variations of related papain-urea enzymatic debriding/healing products (collectively, the "Products," regardless of whether such Products are manufactured by Rystan or Healthpoint).

B. All of Rystan's Existing Inventory (as defined in Section 1.1 below) was excluded from the assets sold to Healthpoint under the Purchase Agreement.

C. Healthpoint and DPT have agreed to provide certain distribution services with regard to Rystan's Existing Inventory and Rystan's Additional Inventory (as defined in Section 1.1 below), all as more specifically set forth below.

AGREEMENT:

NOW, THEREFORE, Integra, Healthpoint and DPT hereby agree as follows:

     1. MANUFACTURING AND DISTRIBUTION

         1.1 Healthpoint and DPT have agreed to distribute Rystan's Existing Inventory and Rystan's Additional Inventory on Integra's behalf until such time as Healthpoint and/or DPT has received on behalf of Integra $3,000,000 of "Adjusted Gross Sales" (as defined in Section 1.4 below). All of Rystan's finished Product inventory existing on the date hereof ("Rystan's Existing Inventory") will be delivered to DPT for distribution pursuant to this Agreement. Rystan shall manufacture at its expense and deliver for distribution to DPT additional Products inventory ("Rystan's Additional Inventory") in an amount sufficient so that Rystan's Existing Inventory and Rystan's Additional Inventory will support Net Sales (as defined in Section 1.5 below) attributable to $3,000,000 of invoiced gross sales of the Products.

         1.2 For a commercially reasonable period of time (recognizing the intent of the parties to transfer production of the Products to DPT by June
1999), Rystan shall also manufacture and deliver to


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DPT such additional Products inventory ("Healthpoint Inventory") as reasonably required for marketing by Healthpoint pending transfer of production of the Products to DPT, and Healthpoint shall reimburse Integra, at Rystan's standard costs, for the Healthpoint Inventory manufactured at Healthpoint's request for Healthpoint's sales efforts.

         1.3 Rystan's Existing Inventory, Rystan's Additional Inventory and Healthpoint Inventory will be distributed by DPT. Integra's marketing efforts with regard to Rystan's Existing Inventory and Rystan's Additional Inventory shall be limited to the Podiatry Market and Burn Market (as defined in Section
1.4 below). Healthpoint shall have co-marketing rights in the designated markets as well as exclusive world-wide marketing rights to all other markets, including, but not limited to, all other burn and acute care institutions (hospitals), and to all long-term (nursing home) and other physician and wound care markets.

         1.4 For purposes of this Agreement: (i) "Adjusted Gross Sales" shall mean the aggregate of (a) the gross amount invoiced on sales or other dispositions of the Products to independent third parties in the Podiatry Market; and (b) 50% of the gross amount invoiced on sales or other dispositions of Panafil(R) Green Ointment to independent third parties in the Burn Market;
(ii) the "Podiatry Market" shall be defined by Healthpoint providing IMS or Script tracking data representing Product sales via prescriptions written by podiatrists in the U.S. market and captured through prescription tracking documentation; and (iii) the "Burn Market" shall be defined by Healthpoint providing drug wholesalers tracking documentation of the 50 hospitals (including burn centers within such hospitals) and burn centers identified on Schedule A attached hereto; Schedule A may be revised from time to time by mutual agreement of the parties.

         1.5 "Net Sales" shall mean the gross amount invoiced on sales or other dispositions of the Products to independent third parties, less the following items: (a) trade, cash, quantity or promotional discounts actually allowed and taken; (b) excise, sales, use, value added or other taxes imposed upon and paid with respect to such sales or disposition of samples (excluding taxes based on income); (c) freight, insurance and other transportation charges incurred in shipping the Products to third parties and included in the amount invoiced to such third parties; (d) amounts repaid or credited by reason of rejections, defects, recalls, rebates, chargebacks, returns, bad debts or retroactive price reductions; (e) rebates, reimbursements, discounts, or administrative fees pursuant to agreements or applicable law; and (f) DPT's shipping and handling fee of four percent (4%) of the invoice.

     2. PAYMENTS TO INTEGRA

         2.1 Healthpoint agrees to collect and forward to Integra the Net Sales derived from the sale of the Products to the Podiatry Market, and 50% of the Net Sales of Panafil(R) Green Ointment sold to the Burn Market, until (i) $3,000,000 of Adjusted Gross Sales is received by Healthpoint and/or DPT and
(ii) the Net Sales in respect of such Adjusted Gross Sales are received by Integra from Healthpoint. For example, if the only Net Sales are sales of Panafil(R) Green Ointment to the Burn Market and there are no sales of the Products to the Podiatry Market, then it would require $6,000,000 of invoiced gross sales of Panafil(R) Green Ointment to independent third parties in the Burn Market in order to attain $3,000,000 of Adjusted Gross Sales. All other sales of the Products shall belong to Healthpoint.

         2.2 Payment by Healthpoint of amounts due to Seller under this Section 2 shall be made on a monthly basis within twenty (20) days of receipt by Healthpoint of the applicable tracking


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documentation, provided that such payments in the aggregate shall not exceed cumulative Net Sales in respect of Adjusted Gross Sales invoiced and received by Healthpoint. Healthpoint shall provide copies of such tracking documentation to Integra upon receipt.

         3. REPRESENTATIONS

         Each party warrants and represents to the other as follows:

             (i) This Agreement is a valid and binding obligation of it, enforceable against it in accordance with its terms.

             (ii) There is no action, suit, proceeding, or investigation pending or, to its knowledge, threatened before any court or administrative agency against it which could, directly or indirectly, affect its ability to perform its obligations under this Agreement.

             (iii) The execution of this Agreement by it, and the performance of its obligations under this Agreement, will not breach any term or provision of, or constitute a default under, any agreement or instrument to which it is a party or any provision of its certificate of incorporation or by-laws or its partnership agreement.

             (iv) No representation made by it to the other party under, pursuant to, or in connection with, this Agreement contains any untrue statement of fact, or omits to state any fact which is necessary to make such representation not misleading.

         4. COMPLIANCE WITH LAW

         The parties in promotion and marketing the Products pursuant to this Agreement shall comply fully with all applicable federal, state, and local laws and regulations. The parties shall obtain and maintain all applicable licenses, permits, approvals, and other authorizations necessary in order to perform their respective obligations under this Agreement.

         5. CONFIDENTIALITY

         Neither Integra nor Healthpoint nor DPT shall:

             (i) Disclose (other than as may be required by law) to any third party any information which may be revealed by one party to the other in connection with the negotiation and performance of this Agreement; nor

             (ii) Use for any purpose whatsoever anywhere, except for the purpose of effecting the purpose of this Agreement, any such information which may be revealed by one party to the other.

         This requirement of confidentiality shall not apply to information which is known to the parties before execution of this Agreement, or which is or becomes known to the public through no fault of either party to this Agreement, or information which is subsequently obtained by any party to this Agreement from a third party who is not under an obligation of non-disclosure to a party to this Agreement.


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         6. FORCE MAJEURE

         The performance by any party of any covenant or obligation on its part to be performed under this Agreement shall be excused by floods, strikes or other labor disturbances, riots, fire, accidents, war, embargoes, delays of carriers, inability to obtain materials, failure of power or of natural sources of supply, acts, injunctions, or restraints of government (whether or not now threatened), or any cause preventing such performance whether similar or dissimilar to the foregoing beyond the reasonable control of the party bound by such covenant or obligation; provided, however, that the party affected shall take all reasonable actions within its power to comply as fully as possible with the terms of this Agreement; provided further, however, that the party affected shall not be required to settle any labor dispute on terms contrary to its wishes nor to test the validity of any law, regulation, or order by way of legal proceedings.

         7. ASSIGNMENT

         This Agreement shall not be assigned by Integra, on the one hand, or Healthpoint and DPT, on the other hand, without the written consent of the other party.

         8. NON-WAIVER AND OTHER REMEDIES

         The failure of any party to insist upon the strict and punctual performance of every provision of this Agreement shall not constitute waiver of nor estoppel against asserting the right to require such performance, nor shall a waiver and estoppel in one instance constitute a waiver or estoppel with respect to any other breach whether of a similar nature or otherwise.

         9. UNENFORCEABLE TERMS

         In the event that any provision of this Agreement shall for any reason be finally adjudged as invalid, illegal, or unenforceable in any respect by any court, arbitration panel, commission, or agency having jurisdiction over any party, the validity of this Agreement as a whole shall not be affected. The parties, rather, undertake to replace ineffective clauses with legally effective ones which come as close as possible to the sense of the ineffective clauses, and the purpose of this Agreement and the terms hereof shall be reformed to this extent.

         10. NOTICES

             10.1 Any notice required or permitted by this Agreement shall be sent via telefax with an original delivered personally or mailed by first class, registered, or certified mail, postage prepaid by the other party as follows:

         Notices to Healthpoint shall be sent to Healthpoint, Ltd., 2600 Airport Freeway, Fort Worth, Texas 76111 (telefax (817) 900-4101),
         Attention: H. Paul Dorman.

         Notice to DPT shall be sent to DPT Laboratories, Inc. 307 E. Josephine Street, San Antonio, Texas 78215 (telefax (210) 227-6132), Attention:
         H. Paul Dorman

         Notices to Seller shall be sent to Integra LifeSciences Corporation, 105 Morgan Lane, Plainsboro, New Jersey 08536-3297 (telefax (609) 799-3297), Attention: Stuart M. Essig.



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             10.2 Any party may change its address for purposes of this clause by giving written notice of such change to all of the other parties hereto.

         11. AGENCY AND REPRESENTATION

         The legal relationship between the parties shall not be understood so that Integra, on the one hand, or Healthpoint and DPT, on the other hand, is deemed a partner, distributor, or agent of the other party, nor will it confer upon any party the right or power to bind the other party in any contract or to the performance of any obligations as to any third party. Integra, on the one hand, or Healthpoint and DPT, on the other hand, shall each conduct its transactions and operations with the other parties hereto as an independent contractor.

         12. GOVERNING LAW AND CHOICE OF FORUM

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware. The parties agree to attempt to settle any disputes that arise in connection with this Agreement through good faith mediation efforts. The parties agree that any dispute that arises in connection with this Agreement which is not settled through good faith mediation efforts shall be settled by arbitration which shall be in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Such arbitration shall be held in (i) Mercer County, New Jersey, if the demand for arbitration is initiated by Healthpoint or DPT or (ii) Tarrant County, Texas, if the demand for arbitration is initiated by Integra. There shall be one arbitrator mutually approved by both parties. If the parties are unable to agree upon the single arbitrator, there shall be three (3) arbitrators, one (1) to be chosen by Integra, one (1) to be chosen by Healthpoint or DPT and a third to be selected by the two arbitrators so chosen. The decision of the arbitrators shall be final and binding upon all parties and their respective successors and assigns. The costs of arbitration, including reasonable attorney's fees, shall be borne by the losing party.

         13. ENTIRE AGREEMENT AND AMENDMENTS

         This Agreement, together with the other written agreements referenced herein, constitute the entire agreement between the parties, and supersedes any and all prior agreements or representations, whether oral or written, concerning the subject matter of this Agreement. No amendment, addition, or deletion to this Agreement shall be effective unless in writing and executed by all parties.



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         14. HEADINGS

         The clause headings throughout this Agreement are for convenience and reference only, and the words contained in them shall in no way be held to explain, modify, amplify, or aid in the interpretation, construction, or meaning of the provisions of this Agreement.

         15. EXPENSES

         Except as otherwise expressly provided in this Agreement, each party shall bear its respective out-of-pocket expenses incurred in attending meetings and in performing its other obligations under this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their duly authorized officers or representatives as of the day and year written above.



INTEGRA LIFESCIENCES                                   HEALTHPOINT, LTD.
CORPORATION, for itself and its subsidiaries           By:  DFB Holding, Inc., its general partner


By:/s/ Stuart M. Essig                                 By:/s/ H. Paul Dorman
   ------------------------------                         ----------------------
Its: President                                         : President
     ----------------------------                       ------------------------



RYSTAN COMPANY, INC.                                   DPT LABORATORIES, LTD.
                                                       By: DFB Holding, Inc, its general partner

By:/s/ David B. Holtz                                  By:/s/ H. Paul Dorman
   ------------------------------                         ----------------------
Its: Vice President                                    Its: President
    -----------------------------                          ---------------------





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                      SCHEDULES TO MANUFACTURING AGREEMENT
                      ------------------------------------

                            SCHEDULE A- BURN MARKET
                            -----------------------